Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.
a Delaware Corporation
as of January 31, 2020

Subsidiary Name	Jurisdiction of Incorporation
Assemble Systems, LLC	U.S.
Autodesk Americas LLC	U.S.
ADSK Ireland Limited	Ireland
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sàrl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada
Autodesk Colombia S.A.S.	Colombia
Autodesk DC Limited	United Kingdom
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development B.V.	The Netherlands
Autodesk Development S.à.r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Ltd.	Hong Kong
Autodesk France	France
Autodesk Ges.mbH	Austria
Autodesk Global, Inc.	U.S.
Autodesk GmbH	Germany
Autodesk Holdings LLP	United Kingdom
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Ireland Operations Limited	Ireland
Autodesk Israel Ltd.	Israel
Autodesk Korea Ltd.	South Korea
Autodesk Limited	United Kingdom
Autodesk Limited	Saudi Arabia
Autodesk Ltd. Japan	Japan
Autodesk Netherlands Holdings, B.V.	Netherlands
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Sp. z.o.o.	Poland

Autodesk spol. s.r.o.	Czech Republic
Autodesk Taiwan Limited	Taiwan
Autodesk UK Holdings Limited	United Kingdom
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Autodesk Inc Jordan PSC	Jordan
Beijing Delcam Integrated System Co. Ltd.	China
BuildingConnected, Inc.	U.S.
CadSoft Computer GmbH	Germany
Crispin Systems Limited	United Kingdom
Delcam (Malaysia) Sdn. Bhd.	Malaysia
Delcam Australia Pty Limited	Australia
Delcam Consulting and Technology Services Limited	India
Delcam Indonesia	Indonesia
Delcam Limited	United Kingdom
Delcam Partmaker Limited	United Kingdom
Delcam Professional Services Limited	United Kingdom
Delcam Software (India) Private Limited	India
Delta Soft LLC	Russia
Graitec GmbH	Germany
Hankook Delcam Limited	South Korea
Limited Liability Company Autodesk (CIS)	Russia
netfabb GmbH	Germany
netfabb, Inc.	U.S.
PlanGrid, Inc.	U.S.
PlanGrid Australia Pty Ltd.	Australia
PlanGrid Hong Kong Limited	Hong Kong
PlanGrid UK Limited	United Kingdom
PlanGrid Canada ULC	Canada
Shotgun Software, Inc.	U.S.
Solid Angle, S.L.U.	Spain
TradeTapp, Inc.	U.S.
Within Technologies Limited	United Kingdom

2